Exhibit 3.1

Entity #: 4070187
Date Filed: 11/29/2011
Carol Aichele
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Limited Partnership
(15 Pa.C.S. § 8511)

Fee: $125

Commonwealth of Pennsylvania
Certificate of Limited Partnership 2 Page(s)
T1133411045

Corporation Service Company 995910-005	Document will be returned to the name and address you enter to the left. ⇐

In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1. The name of the limited partnership (may contain the word “company”, or “limited” or “limited partnership” or any abbreviation):

Commonwealth Income & Growth Fund 8, LP

2. The (a) address of the limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County
2 Christy Drive, Suite 200	Chadds Ford	PA	19317	Delaware

(b) Name of Commercial Registered Office Provider				County
c/o:

3. The name and business address of each general partner of the partnership is:

Name	Address
Commonwealth Income & Growth Fund, Inc.	2 Christy Drive, Chadds Ford, PA 19317

DSCB:15-8511-2

4. Check, and if appropriate complete, one of the following:

X           The formation of the limited partnership shall be effective upon filing this Certificate of LimitedPartnership in the Department of State.

The formation of the limited partnership shall be effective on:_____ at _____.
Date           Hour
5. The specified effective date, if any is:

month                      date           year           hour, if any

IN TESTIMONY WHEREOF, the undersigned general
partner(s) of the limited partnership has (have) executed
this Certificate of Limited Partnership this

28th day of November, 2011.

 /s/ Richard G. Devlin, VP of General Partner
Signature